SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            VALENCE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                     77-0214673
   (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                     Identification No.)

             6504 BRIDGE POINT PARKWAY, SUITE 415
                         AUSTIN, TEXAS                         78730
           (Address of Principal Executive Offices)          (Zip Code)

      VALENCE TECHNOLOGY, INC. AMENDED AND RESTATED 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               STEPHAN B. GODEVAIS
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            VALENCE TECHNOLOGY, INC.
                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
                     (Name and Address of Agent for Service)

                                 (512) 527-2900
          (Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                              JULIE M. KAUFER, ESQ.
                       AKIN GUMP STRAUSS HAUER & FELD LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 229-1000


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                        Proposed Maximum    Proposed Maximum
Title of Securities    Amount to be      Offering Price       Aggregate             Amount of
  to be Registered    Registered (1)      Per Share (2)    Offering Price (2)    Registration Fee
-------------------   --------------    ----------------   ------------------    ----------------
Common Stock,         500,000 Shares        $1.845             $922,500              $84.87
$0.001 par value
===================   ==============    ================   ==================    ================

(1) In the event of a stock split, stock dividend, or similar transaction involving Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high ($2.060) and low ($1.630) prices of the Common Stock on the Nasdaq SmallCap Market on December 2, 2002.

     PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), REGISTRANT HEREBY MAKES THE FOLLOWING STATEMENT:

     On August 1, 2001, Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-66398) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to Registrant's Amended and Restated 2000 Stock Option Plan, and the Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. The contents of the Prior Registration Statement are incorporated herein by reference.

     THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

     4.1  Valence Technology, Inc. Amended and Restated 2000 Stock Option Plan.

     5.1 Opinion of Akin Gump Strauss Hauer & Feld LLP regarding validity of securities.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit
          5.1).

     24.1 Power of Attorney (included as part of the signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, state of Texas, on this 5th day of December 2002.


                                     VALENCE TECHNOLOGY, INC.
                                     (Registrant)

                                 By:  /S/ STEPHAN B. GODEVAIS
                                     ----------------------------------------
                                     Stephan B. Godevais
                                     Chief Executive Officer, President, and
                                     Chairman of the Board of Directors



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Stephan
B. Godevais and Kevin W. Mischnick, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or General Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURE                           TITLE                          DATE
----------------------------    --------------------------------      ------------------

/S/ STEPHAN B. GODEVAIS
----------------------------        Chief Executive Officer,
Stephan B. Godevais              President and Chairman of the        December 5, 2002
                                 Board of Directors (Principal
                                       Executive Officer)

/S/ KEVIN W. MISCHNICK
----------------------------       Vice President of Finance          December 5, 2002
Kevin W. Mischnick               (Principal Financial Officer)


/S/ CARL E. BERG
----------------------------                Director                  December 5, 2002
Carl E. Berg


/S/ ALAN F. SHUGART
----------------------------                Director                  December 5, 2002
Alan F. Shugart


/S/ BERT C. ROBERTS
----------------------------                Director                  December 5, 2002
Bert C. Roberts, Jr.

                                  EXHIBIT INDEX

EXHIBIT NO.                             EXHIBIT DESCRIPTION

4.1            Valence Technology, Inc. Amended and Restated 2000 Stock Option
               Plan.

5.1 Opinion of Akin Gump Strauss Hauer & Feld LLP regarding validity of securities.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Akin Gump Strauss Hauer & Feld LLP (included in
               Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page of this Registration Statement).



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